As filed with the Securities and Exchange Commission on September 17, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENUMBRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	05-0605598
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Penumbra Place

1351 Harbor Bay Parkway

Alameda, CA 94502

(510) 748-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Adam Elsesser

Chairman, Chief Executive Officer

and President

Penumbra, Inc.

One Penumbra Place

1351 Harbor Bay Parkway

Alameda, CA 94502

(510) 748-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000	Robert D. Evans Executive Vice President and General Counsel Penumbra, Inc. One Penumbra Place 1351 Harbor Bay Parkway Alameda, California 94502 (510) 748-3200	Rezwan D. Pavri Richard A. Kline Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, California 94025 (650) 752-3100

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-206412

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(2)
Common Stock, par value $0.001 per share	230,000	$30.00	$6,900,000	$801.78

(1)	Represents only the additional number of shares being registered and includes 30,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-206412).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $122,360,000 on a Registration Statement on Form S-1 (File No. 333-206412), which was declared effective by the Securities and Exchange Commission on September 17, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $6,900,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-206412) (the “Original Registration Statement”) filed by Penumbra, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on September 17, 2015, is incorporated by reference into this Registration Statement, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. This Registration Statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 17th date of September, 2015.

PENUMBRA, INC.

By:	/s/ Adam Elsesser
Name:	Adam Elsesser
Title:	Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ Adam Elsesser	Chairman, Chief Executive Officer and President (Principal Executive Officer)	September 17, 2015
Adam Elsesser

/s/ Sri Kosaraju	Chief Financial Officer and Head of Strategy (Principal Financial and Accounting Officer)	September 17, 2015
Sri Kosaraju

*	Chief Innovator and Director	September 17, 2015
Arani Bose, M.D.

*	Director	September 17, 2015
Don Kassing

*	Director	September 17, 2015
Walter Wang

*	Director	September 17, 2015
Harpreet Grewal

*By:	/s/ Adam Elsesser
Adam Elsesser
Attorney-in-Fact

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

25.1	Powers of Attorney (included on signature page of Registration Statement on Form S-1, File No. 333-206412)